                                                                       Exhibit 2

================================================================================





                         AGREEMENT AND PLAN OF MERGER

                                  DATED AS OF

                               February 10, 1997



                                 by and among


                              MEDIQ INCORPORATED,

                            PRN MERGER CORPORATION

                                      and

                       UNIVERSAL HOSPITAL SERVICES, INC.






================================================================================

                               TABLE OF CONTENTS


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                                                                            Page


ARTICLE I--THE MERGER.......................................................   1
      Section 1.1.   The Merger.............................................   1
      Section 1.2.   Effective Date and Time................................   1
      Section 1.3.   Effect of the Merger...................................   1
      Section 1.4.   Subsequent Actions.....................................   1
      Section 1.5.   Articles of Incorporation; Bylaws; Directors
                     and Officers...........................................   2
      Section 1.6.   Cancellation of Company Shares.........................   2
      Section 1.7.   Dissenting Shares......................................   3
      Section 1.8.   Company Plans..........................................   3
      Section 1.9.   Surrender of Securities; Funding of Payments;
                     Stock Transfer Books...................................   3

ARTICLE II--REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................   5
      Section 2.1.   Corporate Organization and Authorization...............   5
      Section 2.2.   Capitalization.........................................   6
      Section 2.3.   Noncontravention.......................................   7
      Section 2.4.   SEC Filings............................................   7
      Section 2.5.   No Material Adverse Changes............................   8
      Section 2.6.   Legal Proceedings......................................   8
      Section 2.7.   No Dividends or Distributions..........................   8
      Section 2.8.   Fairness Opinion.......................................   8
      Section 2.9.   Tax Matters............................................   8
      Section 2.10.  Absence of Undisclosed Liabilities.....................   9
      Section 2.11.  Compliance with Laws; Permits..........................   9
      Section 2.12.  Contracts and Commitments..............................  10
      Section 2.13.  No Brokers or Finders..................................  10
      Section 2.14.  Employee Benefit Plans.................................  10
      Section 2.15.  Rights Agreement.......................................  12
      Section 2.16.  Disclosure.............................................  13
      Section 2.17.  State Takeover Laws....................................  13
      Section 2.18.  Intellectual Property..................................  13
      Section 2.19.  Certain Business Practices.............................  13
      Section 2.20.  Insurance..............................................  13
      Section 2.21.  Properties; Environmental Matters......................  13
      Section 2.22.  Vote Required..........................................  15
      Section 2.23.  Information in Proxy Statement.........................  15

ARTICLE III--REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND NEWCO...........  15
      Section 3.1.   Corporate Organization and Authorization...............  15
      Section 3.2.   Capitalization.........................................  16
      Section 3.3.   Noncontravention.......................................  16
      Section 3.4.   Approvals or Consents..................................  16
      Section 3.5.   SEC Filings............................................  16
      Section 3.6.   No Material Adverse Changes............................  16
      Section 3.7.   Legal Proceedings......................................  16
      Section 3.8.   Financing..............................................  16
      Section 3.9.   Disclosure.............................................  17
      Section 3.10.  Information in Proxy Statement.........................  17

ARTICLE IV--COVENANTS.......................................................  17
      Section 4.1.   Conduct of the Company Prior to the Effective
                     Time...................................................  17
      Section 4.2.   Additional Covenants of Acquiror, Newco and
                     the Company............................................  19



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
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
ARTICLE V--CONDITIONS TO ACQUIROR'S OBLIGATIONS.............................  22
      Section 5.1.  Representations and Warranties..........................  22
      Section 5.2.  Performance.............................................  22
      Section 5.3.  Officer's Certificate...................................  22
      Section 5.4.  Shareholder Approvals...................................  22
      Section 5.5.  HSR Waiting Period......................................  22
      Section 5.6.  No Injunction...........................................  22
      Section 5.7.  Rights Agreement........................................  23

ARTICLE VI--CONDITIONS TO THE COMPANY'S OBLIGATIONS.........................  23
      Section 6.1.  Representations and Warranties..........................  23
      Section 6.2.  Performance.............................................  23
      Section 6.3.  Officer's Certificate...................................  23
      Section 6.4.  Shareholder Approvals...................................  23
      Section 6.5.  HSR Waiting Period......................................  23
      Section 6.6.  No Injunction............................................ 23

ARTICLE VII--SURVIVAL OF REPRESENTATIONS....................................  23
      Section 7.1.  No Survival of Representations..........................  23
      Section 7.2.  Exclusive Remedy........................................  23

ARTICLE VIII--TERMINATION OF AGREEMENT......................................  24
      Section 8.1.  Termination of Agreement Prior to the Effective Time....  24
      Section 8.2.  Effect of Termination...................................  24

ARTICLE IX--MISCELLANEOUS...................................................  25
      Section 9.1.  Waiver of Compliance....................................  25
      Section 9.2.  Expenses................................................  25
      Section 9.3.  Assignability; Parties in Interest......................  25
      Section 9.4.  Specific Performance....................................  25
      Section 9.5.  Agreement; Amendments...................................  25
      Section 9.6.  Headings................................................  26
      Section 9.7.  Severability............................................  26
      Section 9.8.  Notices.................................................  26
      Section 9.9.  Law Governing...........................................  26
      Section 9.10.  Counterparts...........................................  26
      Section 9.11.  Announcements..........................................  26
      Section 9.12.  Representations........................................  27

Schedule 2.1(c)
Schedule 2.2
Schedule 2.3
Schedule 2.5
Schedule 2.6
Schedule 2.12
Schedule 2.14
Schedule 2.18
Schedule 2.20
Schedule 2.21
Schedule 3.1(b)
Schedule 4.1(b)
Schedule 4.2

                         AGREEMENT AND PLAN OF MERGER


       THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of February 10, 1997, is by and among MEDIQ INCORPORATED a Delaware corporation ("Acquiror"), PRN MERGER CORPORATION., a Minnesota corporation and an indirect wholly owned subsidiary of Acquiror ("Newco"), and UNIVERSAL HOSPITAL SERVICES, INC., a Minnesota corporation (the "Company").

       WHEREAS, Acquiror, Newco and the Company desire to effect a business combination by means of a merger of Newco with and into the Company; and

       WHEREAS, the Boards of Directors of Acquiror, Newco and the Company have approved, and deem it advisable and in the best interests of their respective shareholders to consummate, the merger of Newco with and into the Company upon the terms and subject to the conditions set forth herein.

       NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE MERGER
                                  ----------

       Section 1.1.  The Merger.  Subject to the satisfaction or waiver of the
                     ----------
conditions set forth in Articles V and VI herein, on a date within five business days following expiration or termination of the applicable waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), Newco will merge with and into the Company (the "Merger"). The Company shall be the corporation surviving in the Merger and in such capacity is sometimes referred to herein as the "Surviving Corporation." The Merger will be effected pursuant to the provisions of, and with the effect provided in, the Minnesota Business Corporation Act (the "MBCA").

       Section 1.2.  Effective Date and Time.  As promptly as practicable after
                     -----------------------
the satisfaction or waiver of the conditions set forth in Articles V and VI herein, the parties hereto shall cause the Merger to be consummated by delivering to the Secretary of State of Minnesota articles of merger ("Articles of Merger"), in such form or forms as may be required by, and executed and acknowledged in accordance with, the relevant and applicable provisions of the MBCA. Subject to Section 1.1, the parties hereto shall cause the effective date of the Merger (the "Effective Date") to occur on the date that the Articles of Merger are filed with the Secretary of State of the State of Minnesota in accordance with the relevant provisions of the MBCA (or at such later time, which shall be as soon as reasonably practicable, as may be specified in the Articles of Merger). The time on the Effective Date when the Merger shall become effective is referred to as the "Effective Time."

       Section 1.3.  Effect of the Merger.  At the Effective Time, the separate
                     --------------------
corporate existence of Newco shall cease and the Surviving Corporation shall continue its corporate existence under the laws of the State of Minnesota. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers, immunities and franchises of Newco and the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of Newco and the Company shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

       Section 1.4.  Subsequent Actions.  If, at any time after the Effective
                     ------------------
Time, the Acquiror or the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Newco acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Newco, all such deeds, bills of sale, assignments and assurances and to take, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the transactions contemplated by this Agreement.

       Section 1.5.  Articles of Incorporation; Bylaws; Directors and Officers.
                     ---------------------------------------------------------

       (a) Subject to Section 4.2(c), at the Effective Time, the Articles of Incorporation of Newco, as in effect immediately before the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by the MBCA and the provisions of such Articles of Incorporation.

       (b) Subject to Section 4.2(c), the Bylaws of Newco, as in effect immediately before the Effective Time, shall become the Bylaws of the Surviving Corporation until thereafter amended as provided by the MBCA, the provisions of the Articles of Incorporation of the Surviving Corporation and such Bylaws.

       (c) The directors and officers of Newco immediately before the Effective Time shall be the initial directors and officers of the Surviving Corporation in each case until their successors are elected or appointed and qualified. If, at the Effective Time, a vacancy shall exist on the Board of Directors or in any office of the Surviving Corporation, such vacancy shall thereafter be filled in the manner provided by the MBCA, the Articles of Incorporation and Bylaws of the Surviving Corporation.

       Section 1.6.  Cancellation of Company Shares.  Upon the terms and subject
                     ------------------------------
to the conditions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any further action on the part of Acquiror, the Company, the Surviving Corporation or the holders of any of the following securities:

       (a) Each share (a "Share") of the common stock of the Company, $.01 par value (the "Common Stock"), together with the associated rights to purchase shares of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Rights"), pursuant that certain Rights Agreement dated as of November 8, 1996 between the Company and Norwest Bank Minnesota N.A., as Rights Agent (the "Rights Agreement"), issued and outstanding immediately prior to the Effective Time, other than Shares cancelled pursuant to this
   Section 1.6(b) and Dissenting Shares (as defined in Section 1.7(b)), shall be cancelled, extinguished and converted into and become a right to receive $17.50 in net cash per Share without any interest thereon (the "Merger Consideration"), subject to adjustment for any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange occurring before the Effective Time.

       (b) Each Share (including the associated Rights) that is issued and outstanding immediately prior to the Effective Time and owned by Acquiror or any direct or indirect subsidiary or affiliate of Acquiror or by the Company or any direct or indirect subsidiary of the Company, shall be cancelled, extinguished and retired, and no payment of any consideration shall be made with respect thereto.

       (c) Each share of Newco's capital stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

       (d) As a result of their conversion pursuant to this Section 1.6(a), all Shares (including any associated Rights, but excluding any Dissenting Shares and any Shares described in this Section 1.6(b) issued and outstanding immediately before the Effective Time shall cease to be outstanding and shall automatically be canceled and retired, and each certificate ("Certificate") previously evidencing such Shares (other than Dissenting Shares and Shares described in this Section 1.6(b) ("Converted Shares") shall thereafter solely represent the right to receive the Merger Consideration pursuant to this
   Section 1.6(a) of this Agreement. The holders of Certificates shall cease to have any rights with respect to such Converted Shares except as otherwise provided herein or by law.

       Section 1.7.  Dissenting Shares.
                     -----------------

       (a) Notwithstanding any provision of this Agreement to the contrary, any Shares held by a holder (a "Dissenting Shareholder") who has demanded and perfected his demand for appraisal of his Shares in accordance with Sections 471 and 473 of the MBCA and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal shall not represent a right to receive the aggregate Merger Consideration for such Shares pursuant to
Section 1.6 above, but in lieu thereof the holder thereof shall be entitled to only such rights as are granted by the MBCA. Acquiror shall make any and all payments to holders of Shares with respect to such demands.

       (b) Notwithstanding the provisions of Section 1.7(a) above, if any Dissenting Shareholder demanding appraisal of such Dissenting Shareholder's Shares ("Dissenting Shares") under the MBCA shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such Dissenting Shares shall automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 1.6 above upon surrender of the certificate or certificates representing such Dissenting Shares.

       (c) The Company shall give Acquiror prompt notice of any demands by a Dissenting Shareholder for payment, or notices of intent to demand payment received by the Company under Sections 473 of the MBCA and Acquiror shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Acquiror (which will not be unreasonably withheld or delayed) or as otherwise required by law, make any payment with respect to, or settle, or offer to settle, any such demands.

       Section 1.8.  Company Plans.
                     -------------

       (a) Stock Options.  Upon the consummation of the Merger, each option to
           -------------
acquire Shares outstanding immediately prior to the Effective Time under the Company's 1992 Long-Term Incentive and Stock Option Plan, as amended (the "ISO Plan") and the Company's 1992 Directors' Stock Option Plan, as amended (the "Directors' Plan"), whether vested or unvested (each, an "Option," collectively, the "Options"), shall automatically become immediately vested and exercisable and each holder of an Option shall have the right to receive from Acquiror a cash payment (less applicable withholding taxes) in an aggregate amount equal to the difference between the Merger Consideration less the exercise price per Share applicable to such Option for all Shares subject to the Option as expressly stated in the applicable stock option agreement or other agreement (the "Option Consideration"). The Company shall take such other actions (including, without limitation, giving requisite notices to holders of Options advising them of such accelerated vesting and rights pursuant to this Section 1.8) as are necessary to fully advise holders of Options of their rights under this Agreement and the Options and to facilitate their timely exercise of such rights. From and after the Effective Time, other than as expressly set forth in this Section 1.8, no holder of an Option shall have any other rights in respect thereof other than to receive payment for his Options equal to the Option Consideration, and the Surviving Corporation shall take all reasonably necessary actions to terminate the Company's stock option plans and similar arrangements.

       (b) Employee Stock Purchase Plan.  Outstanding purchase rights under the
           ----------------------------
Company's 1992 Employee Stock Purchase Plan, as amended (the "ESPP"), shall be exercised upon the earlier of (i) the next scheduled purchase date under the ESPP or (ii) immediately prior to the Effective Time, and each participant in the ESPP shall accordingly be issued Shares at that time which shall be cancelled at the Effective Time and converted into the right to receive the Merger Consideration for those Shares. The ESPP shall terminate with such exercise date, and no purchase rights shall be subsequently granted or exercised under the Company ESPP.

       Section 1.9.  Surrender of Securities; Funding of Payments; Stock
                     ---------------------------------------------------
                     Transfer Books.
                     --------------

       (a) Pursuant to an agreement reasonably satisfactory to the Company and Acquiror entered before the Effective Time, the Company shall designate a bank or trust company reasonably acceptable to Acquiror to act as agent for the holders of the Shares and Options (the "Exchange Agent") for the purpose of exchanging Certificates for the Merger Consideration and documents representing Options (the "Option Agreements") for the Option Consideration. The fees and expenses of the Exchange Agent shall be paid by Acquiror and Acquiror shall indemnify the Exchange Agent and the Company against actions taken by the Exchange Agent pursuant hereto other than for acts or omissions which constitute willful misconduct or gross negligence, pursuant to the agreement with the Exchange Agent.

       (b) At the Effective Time, Acquiror shall remit to the Exchange Agent an amount equal to (i) the aggregate Merger Consideration and Option Consideration necessary to pay the holders of the Converted Shares and Options (collectively, the "Payment Fund").

       (c) Acquiror agrees that, as soon as practicable after the Effective Time and in no event later than five business days thereafter, the Surviving Corporation shall cause the distribution to holders of record of the Certificates and Option Agreements (as of the Effective Time) of a form of letter of transmittal and other appropriate materials and instructions for use in effecting the surrender of the Certificates for payment of the Merger Consideration therefor and in effecting the surrender of the Option Agreements
for payment of the Option Consideration therefor.   In the event any Certificate
or Option Agreement shall have been lost or destroyed, the Exchange Agent, subject to such other conditions as the Surviving Corporation may reasonably impose (including the posting of an indemnity bond or other surety in favor of the Surviving Corporation with respect to the Certificate alleged to be lost or destroyed), shall be authorized to accept an affidavit from the record holder of such Certificate or Option Agreement in a form reasonably satisfactory to Acquiror. Upon the surrender of each such Certificate formerly representing Shares, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Exchange Agent shall pay to holders of such Certificates out of the Payment Fund the Merger Consideration multiplied by the number of Converted Shares represented by such Certificates, less any amounts required to be held pursuant to applicable tax laws. Upon the surrender of each such Option Agreement formerly representing Options, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Exchange Agent shall pay such holders the Option Consideration multiplied by the number of Shares for which such Options were exercisable as of the Effective Time, less any amounts required to be withheld pursuant to applicable tax laws.

       (d) If any portion of the Merger Consideration or Option Consideration is to be paid to a person other than the person in whose name a Certificate or Option Agreement is registered, it shall be a condition to such payment that such Certificate or Option Agreement shall be surrendered and shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the certificate or instrument surrendered or shall have established to the satisfaction of Acquiror and the Exchange Agent that such tax either has been paid or is not payable.

       (e) At the Effective Time, the stock transfer books of the Company shall be closed and there shall not be any further registration of transfers of Shares thereafter on the records of the Company.

       (f) To the extent not immediately required for payment on surrendered Shares and Options, proceeds in the Payment Fund shall be invested by the Exchange Agent, as directed by the Surviving Corporation (as long as such directions do not impair the rights of holders of Shares or Options), in direct obligations of the United States of America, obligations for which the faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest investment quality by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, or certificates of deposit issued by a commercial bank having at least $5 billion in assets, and any net earnings with respect thereto shall be paid to the Surviving Corporation as and when requested by the Surviving Corporation.

       (g) After the Effective Time, no dividends, interest or other distributions shall be paid to the holder of any unsurrendered Certificates.

       (h) After the Effective Time, holders of Certificates shall cease to have any rights as shareholders of the Company, except as provided herein or under applicable state corporation law. No interest shall be paid on any Merger Consideration or Option Consideration payable to former holders of Shares or Options.

       (i) Promptly following the one-year anniversary date of the Effective Date, the Exchange Agent shall return to the Surviving Corporation all of the remaining Payment Fund, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate or an Option Agreement may surrender the same to the Surviving Corporation and upon such surrender (subject to applicable abandoned property, escheat or similar laws) shall receive the applicable aggregate Merger Consideration and/or Option Consideration, as applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Shares or Options for any amount delivered to a public official pursuant to applicable escheat or similar law.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

       The Company represents and warrants to Acquiror that:

       Section 2.1.  Corporate Organization and Authorization.
                     ----------------------------------------

       (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business, and to enter into this Agreement and to carry out the transactions contemplated hereby.

       (b) (i) The Company has all requisite governmental authorizations, certificates, licenses, consents and approvals required to carry on its business as presently conducted, except where the failure to possess such authorizations, certificates, licenses, consents and approvals (either individually or in the aggregate) would not have a Material Adverse Effect on the Company (as defined in Section 2.1(b)(ii)). The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of the activities conducted by it makes such qualification necessary, except where the failure to so qualify or to maintain such good standing (either in one jurisdiction or in the aggregate) would not have a Material Adverse Effect.

           (ii) For purposes of this Agreement, "Material Adverse Effect" shall mean with respect to the Company or Acquiror, as applicable, any effect that individually or when taken together with all similar effects (i) is material and adverse to the prospects, assets, financial position, results of operations or business of the Company and the Subsidiary taken as a whole, or Acquiror and its subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of the Company or Acquiror, respectively, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) actions or omissions of the Company or Acquiror taken with the prior written consent of the Company or Acquiror, as applicable, in contemplation of the transactions contemplated hereby, and (b) the effects of the Merger (or any announcement with respect thereto) and compliance with the provisions of this Agreement on the operating performance or prospects of such party and its subsidiaries, including without limitation, with respect to the Company, any loss of customer relationships or employees following the announcement of the Merger.

       (c) The Company's only subsidiary is Biomedical Equipment Rental & Sales, Inc., (the "Subsidiary") and since 1992 the Company has not had any subsidiary other than the Subsidiary. For purposes of this section, "subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are directly or indirectly owned by the Company. Neither the Company nor the Subsidiary (i) directly or indirectly owns, (ii) has agreed to purchase or otherwise acquire or (iii) holds any interest convertible into or exchangeable or exercisable for, 5% or more of the capital stock or other equity interest of any corporation, partnership, company, joint venture or other business association or entity (other than the Company's ownership of the capital stock of the Subsidiary). Except as set forth in Schedule 2.1(c), and for any agreements, arrangements or commitments solely between the Company and the Subsidiary, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of the Company or the Subsidiary. There are no voting trusts, proxies or other agreements or understandings to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary is bound with respect to the voting of any shares of capital stock of the Company or the Subsidiary.

       (d) The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of North Carolina and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business, and has all governmental authorizations, certificates, licenses, consents and approvals required to carry on its business as presently conducted, except where the failure to possess such authorizations, certificates, licenses, consents and approvals (either individually or in the aggregate) would not have a Material Adverse Effect on the Company. The Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of the activities conducted by it makes such qualification necessary, except where the failure to so qualify or to maintain such good standing (either in one jurisdiction or in the aggregate) would not have a Material Adverse Effect on the Company.

       (e) All of the outstanding capital stock of the Subsidiary (i) has been validly issued, is fully paid and nonassessable and is not subject to preemptive or similar rights and all such shares of capital stock were issued in material compliance with all applicable federal and state securities laws, and (ii) is owned by the Company free and clear of any lien or other encumbrance. There are no outstanding (i) securities of the Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in the Subsidiary or (ii) options or other rights to acquire from the Company or the Subsidiary, and no other obligation of the Company or the Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for, any capital stock, voting securities or ownership interests in the Subsidiary (items in clauses (i) and (ii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of the Company or the Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

       (f) This Agreement has been duly authorized by the Board of Directors of the Company, has been duly executed and delivered by the Company and, except for obtaining the approval of the Company's shareholders at the Company Special Meeting (as defined herein), no further corporate authorization on the part of the Company is necessary to consummate the transactions contemplated by this Agreement.

       (g) This Agreement constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except to the extent enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or in law).

       (h) The copies of the respective Articles of Incorporation and Bylaws, and all amendments thereto, of the Company and the Subsidiary heretofore delivered to Acquiror are complete and true copies of such documents as in effect on the date hereof.

       Section 2.2.  Capitalization.  The authorized capital stock of the
                     --------------
Company consists of 10,000,000 shares of Common Stock, 100,000 shares of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Junior Preferred Stock"), and 4,900,000 shares of undesignated preferred stock, par value $.01 per share ("Undesignated Stock"). As of the date of this Agreement,
(a) 5,372,221 Shares were issued and outstanding, all of which have been duly authorized, and are validly issued and outstanding, fully paid and nonassessable; (b) no shares of Junior Preferred Stock were issued and outstanding; (c) 540,867 Shares were reserved for issuance pursuant to outstanding Options heretofore granted under the ISO Plan and the Directors' Plan. Schedule 2.2 sets forth as of the date of this Agreement a schedule showing (i) each outstanding Option and the date it was granted; (ii) the number of Shares subject thereto as of the Effective Date (assuming full acceleration of vesting as provided in such Options and Section 1.8); (iii) the exercise price; and (iv) the method by which the number of Shares issuable pursuant to Section 1.8(b) under the ESPP may be determined. All of the Shares were issued in material compliance with all applicable federal and state securities laws and none of the Shares were issued in violation of any preemptive or similar rights. Except as described in this
Section 2.2 (including shares reserved under the ESPP), no shares of the capital stock of the Company are reserved for issuance for any purpose. Except as set forth above or in the Rights Agreement, there are no other shares of capital stock or other equity securities, instruments or other rights of the Company outstanding and no other outstanding options, warrants, rights to subscribe to (including any preemptive rights), calls or commitments of any character whatsoever to which the Company or the Subsidiary is a party or may be bound requiring the issuance, transfer or sale of any shares of capital stock or other equity securities of the Company or any securities or rights convertible into or exchangeable or exercisable for any such shares or equity securities, and there are no contracts, commitments, understandings or arrangements by which the Company or the Subsidiary is or may become bound to issue additional shares of its capital stock options, warrants or rights to purchase, redeem or acquire any additional shares of its capital stock or securities convertible into or exchangeable or exercisable for any such shares or other securities.

       Section 2.3.  Noncontravention.
                     ----------------

       (a) Subject to the expiration or termination of the applicable waiting period required by the HSR Act, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby:

           (i) violates, conflicts with, or constitutes a default under, the Articles of Incorporation or Bylaws, as amended, of any of the Company or the Subsidiary; or

           (ii) assuming that all consents, approvals, orders or authorizations contemplated by subsection (b) below have been obtained and all filings described therein have been made, (A) violates or will violate any statute or law or any rule, regulation, order, judgment or decree of any court or governmental authority to which the Company or the Subsidiary is subject or
   (B)(with or without notice or lapse of time or both), except as disclosed on
   Schedule 2.3(a) hereto, constitutes a default or breach under, or gives to others any rights of termination, acceleration or modification of, any note, bond, mortgage, indenture, deed of trust, license, lease or other material agreement, instrument or obligation to which the Company or the Subsidiary is a party or by which either of them is bound.

       (b) Except for the expiration or termination of the applicable waiting period under the HSR Act, and in connection with the MBCA, the Securities Exchange Act of 1934, as amended (the "Exchange Act")), state securities or "Blue Sky" laws or regulations (the "Blue Sky laws") and the Nasdaq Stock Market, there is no other consent, approval, order or authorization of, or filing with, or any permit from, or any notice to, any federal, governmental, regulatory or administrative authority required to be obtained by the Company or the Subsidiary for the execution of this Agreement by the Company and the consummation of the transactions contemplated hereby.

       Section 2.4.  SEC Filings.
                     -----------

       (a) Prior to the execution of this Agreement, the Company has delivered or made available to Acquiror complete and accurate copies of (i) the Company's Annual Reports on Form 10-K for the years ended December 31, 1995, 1994 and 1993, as amended (the "Company 10-K Reports"), as filed under the Exchange Act with the United States Securities and Exchange Commission (the "SEC"), (ii) all Company proxy statements and annual reports to shareholders used in connection with meetings of Company shareholders held since January 1, 1994 (the "Annual Proxy Statements"), (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (the "Company 10-Q Report"), as filed under the Exchange Act with the SEC (such Company 10-K Reports, Annual Proxy Statements and the Company 10-Q Report, together with all subsequent documents filed by the Company with the SEC after December

31, 1996 and prior to the Effective Date, are referred to herein as the "Company Public Reports"), and (iv) the Company's unaudited financial statements for the year ended December 31, 1996 (the "Interim Financial Statements"). As of their respective dates, the Company Public Reports (x) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (y) complied as to form in all material respects with the applicable laws and rules and regulations of the SEC. Since January 1, 1993, the Company has filed in a timely manner all reports that it was required to file with the SEC pursuant to the Exchange Act.

       (b) The Company financial statements (including any footnotes thereto) contained in the Company Public Reports and the Interim Financial Statements were prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be otherwise indicated therein and except that the Interim Financial Statements do not contain any footnotes thereto) and fairly presented the consolidated financial position of the Company and the Subsidiary as of the dates thereof and the consolidated results of operations, changes in shareholders' equity and cash flows for the periods then ended, except that any unaudited financial statements contained therein are subject to normal and recurring year-end adjustments.

       Section 2.5.  No Material Adverse Changes.  Since December 31, 1996,
                     ---------------------------
there has been no material adverse change in, and no event, loss, occurrence or development in the business of the Company or the Subsidiary, taken as a whole, that, taken together with other events, occurrences and developments with respect to such business, has had or would reasonably be expected to have a Material Adverse Effect on the Company. Except as disclosed in the Company Public Reports filed prior to the date of this Agreement or as contemplated in this Agreement, since December 31, 1996, the Company and the Subsidiary have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice.

       Section 2.6.  Legal Proceedings.  Except as set forth on Schedule 2.6
                     -----------------
attached hereto, there are no, and since January 1, 1995 there have not been any, claims, actions, suits, proceedings (arbitration or otherwise) or investigations pending or, to the Company's knowledge, threatened by or against,
the Company or the Subsidiary.   Except as set forth on Schedule 2.6, no such
claims, actions, suits, proceedings or investigations are (i) seeking to enjoin, prohibit, restrain or otherwise prevent the transactions contemplated hereby or
(ii) reasonably likely to result in a Material Adverse Effect on the Company if adversely determined. There are no judgments, decrees or orders issued by any court, board or other governmental or administrative agency presently outstanding and unsatisfied against the Company or the Subsidiary.

       Section 2.7.  No Dividends or Distributions.  Since December 31, 1996,
                     -----------------------------
there has not been any declaration, setting aside or payment of any dividend or any other distribution with respect to the Company's or the Subsidiary's capital stock or any redemption, purchase or other acquisition of any of the Company's securities.

       Section 2.8.  Fairness Opinion.  The Board of Directors of the Company
                     ----------------
has received the written opinion of Piper Jaffray Inc., financial advisor to the duly appointed and acting special committee of the Board of Directors of the Company (the "Special Committee"), dated as of the date hereof to the effect that the consideration to be received by the Company's shareholders in the Merger is fair to the shareholders of the Company from a financial point of view, and such opinion is in a form and substance reasonably satisfactory to the Special Committee.

       Section 2.9.  Tax Matters.
                     -----------

       (a) Each of the Company and the Subsidiary has filed all Tax Returns required to be filed by any of them on or prior to the Effective Date and has paid (or the Company has paid on its behalf), or has set up an adequate reserve for the payment of, all Taxes required to be paid in respect of the periods covered by such returns (except where the failure to pay would not have a Material Adverse Effect on the Company). The information contained in such Tax Returns is true, complete and accurate in all material respects. Neither the Company nor the Subsidiary is delinquent in the payment of any tax, assessment or governmental charge, except where such delinquency would not have a Material Adverse Effect on the Company. There are no Tax liens upon the assets of the Company or the Subsidiary except liens for Taxes not yet due or being contested in good faith through appropriate proceedings. No deficiency for any Taxes has been proposed, asserted or assessed against the Company or the Subsidiary that has not been resolved or paid in full. No audits or other administrative proceedings or court proceedings are presently pending with regard to any material Taxes or Tax Returns of the Company or the Subsidiary. No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or company benefit plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). Neither the Company nor the Subsidiary has made an election under section 341(f) of the Code. Neither the Company nor the Subsidiary is required to make any adjustments under Section 481(a) of the code. Neither the Company nor the Subsidiary is a party to any tax-sharing, allocation or indemnification agreement with any party other than the Company. Neither the Company nor the Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) during the past five years.

       (b) For Purposes of this Agreement:

           (i) "Tax or Taxes" means any federal, state, county, local or foreign
                ------------
   taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes; and

           (ii) "Tax Return" means a report, return or other information
                 ----------
   required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for a group of entities.

       Section 2.10.  Absence of Undisclosed Liabilities.  All of the
                      ----------------------------------
obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, and regardless of when asserted, including Taxes (as defined in Section 2.9)) with respect to or based upon transactions or events heretofore occurring ("Liabilities"), required to be reflected on the latest balance sheet delivered to Acquiror pursuant to Section
2.4 (the "Latest Balance Sheet") in accordance with generally accepted accounting principles have been so reflected. The Company and the Subsidiary have no Liabilities which are, in the aggregate, material to the business, assets, operation, prospects or financial condition of the Company and the Subsidiary, taken as a whole, except (a) as reflected on the Latest Balance Sheet, (b) Liabilities which arose prior to the date of the Latest Balance Sheet in the ordinary course of business and not required under generally accepted accounting principals to be reflected on the Latest Balance Sheet, (c) current Liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of business, and (d) as otherwise disclosed on Schedule 2.10.

       Section 2.11.  Compliance with Laws; Permits.   Each of the Company and
                      -----------------------------
the Subsidiary has complied with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof ("Laws") which affect the business or any leased properties of the Company and the Subsidiary and to which the Company or the Subsidiary may be subject (including, without limitation, any state or federal acts (including rules and regulations thereunder) regulating or otherwise affecting, equal employment opportunity, employee health and safety or the environment), except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company; and no claims have been filed by any such governments or agencies against the Company or the Subsidiary alleging such a violation of any such law or regulation which have not been resolved to the satisfaction of such
governments or agencies.   Since December 31, 1994, neither the Company nor any
of its subsidiaries has received from any governmental entity any written notification with respect to possible conflicts, defaults or violations of Laws, except for written notices relating to possible conflicts, defaults or violations that have not had and could not reasonably be expected to have a Material Adverse Effect on the Company. Each of the Company and the Subsidiary holds all of the permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conduct of its business ("Permits"), except where failure to obtain such authorizations would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

       Section 2.12.  Contracts and Commitments.
                      -------------------------

       (a) Except as set forth on Schedule 2.12, neither the Company or the Subsidiary (i) is a party to any collective bargaining agreement or contract with any labor union, (ii) is a party to any written or oral contract for the employment of any officer, individual employee or other person on a full-time or consulting basis, or relating to severance pay for any such person, (iii) is a party to any (A) written or oral agreement or understanding to repurchase assets previously sold (or to indemnify or otherwise compensate the purchaser in respect of such assets) or (B) agreement for the sale of any capital asset, (iv) is a party to any contract, arrangement, commitment or understanding (whether written or oral) which provides for future payments by the Company or the Subsidiary in excess of $50,000 and is not terminable by the Company within 60 days without payment of a penalty or premium, other than employment contracts, benefit plans and leases otherwise disclosed in Schedule 2.12 or in another Schedule to this Agreement or listed as an exhibit in the Company Public Reports, (v) is a party to any contract, arrangement, commitment or understanding which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Company Public Reports,
(vi) is a party to any confidentiality agreement or any agreement which prohibits the Company or the Subsidiary from freely engaging in any business anywhere in the world, (vii) is a party to any agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of the Company or the Subsidiary, (viii) has guaranteed any obligation for borrowed money, and (ix) is a party to any agreement or contract that obligates Company or the Subsidiary to pay a customer consequential damages.

       (b) Except as disclosed on Schedule 2.12, each of the Company and the Subsidiary has performed all obligations required to be performed by it prior to the date hereof in connection with the contracts or commitments set forth on
Schedule 2.12, and neither the Company nor the Subsidiary is in receipt of any claim of default under any contract or commitment set forth on Schedule 2.12, except for any failures to perform, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

       (c) Prior to the date of this Agreement, Acquiror has been given an opportunity to review a true and correct copy of each written contract or commitment, and a written description of each oral contract or commitment, set forth on Schedule 2.12, together with all amendments, waivers or other changes thereto.

       Section 2.13.  No Brokers or Finders.   Except for the letter agreements
                      ---------------------
dated November 7, 1996, November 13, 1996 and January 3, 1997 between the Company and Piper Jaffray, Inc., true and correct copies of which have been delivered to Acquiror, there are no claims for brokerage commissions, finders' fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement, based on any arrangement, understanding, commitment or agreement made by or on behalf of the Company, obligating the Company or Acquiror to pay such claim.

       Section 2.14.  Employee Benefit Plans.
                      ----------------------

       (a) Definitions.  For the purpose of this Section 2.14, "ERISA" means the
           -----------
Employee Retirement Income Security Act of 1974, as amended, and the term "plan" means every plan, fund, contract, program and arrangement (whether written or not) which is maintained or contributed to by the Company for the benefit of present or former employees or directors of the Company or the Subsidiary, including those intended to provide: (a) medical, surgical, health care, hospitalization, dental, vision, life insurance, death, disability, legal services, severance, sickness or accident benefits (whether or not defined in Section 3(1) of ERISA), (b) pension, profit sharing, stock bonus, retirement, supplemental retirement or deferred compensation benefits (whether or not tax qualified and whether or not defined in

Section 3(2) of ERISA), (c) bonus, incentive compensation, stock option, stock appreciation right, phantom stock or stock purchase benefits, or (d) salary continuation, unemployment, supplemental unemployment, termination pay, vacation or holiday benefits (whether or not defined in Section 3(3) of ERISA).

       The term "plan" shall also include every such plan, fund, contract, program and arrangement: (a) which the Company has committed to implement, establish, adopt or contribute to in the future, (b) for which the Company is or may be financially liable as a result of the direct sponsor's affiliation to the Company or its owners (whether or not such affiliation exists at the date of this Agreement and notwithstanding that the plan is not maintained by the Company for the benefit of its employees or former employees), (c) which is in the process of terminating (but such term does not include any arrangement that has been terminated and completely wound up prior to the date of this Agreement such that the Company has no present or potential liability with respect to such arrangement), or (d) for or with respect to which the Company is or may become liable under any common law successor doctrine, express successor liability provisions of law, provisions of a collective bargaining agreement, labor or employment law or agreement with a predecessor employer. Notwithstanding the foregoing, the term "plan" shall not include any arrangement or program mandated by federal, state or local law, such as social security benefits.

       (b) Disclosure of Plans and Other Information.  Schedule 2.14 sets forth
           -----------------------------------------
all plans, other than the Directors' Plan, by name and brief description identifying: (i) the type of plan, (ii) the funding arrangements for the plan,
(iii) the sponsorship of the plan, and (iv) the participating employers in the plan. Schedule 2.14 also sets forth the identity of each corporation, trade or business (separately for each category below that applies): (i) which is (or was during the preceding five years) under common control with the Company within the meaning of Section 414(b) or (c) of the Code; (ii) which is (or was during the preceding five years) in an affiliated service group with the Company within the meaning of Section 414(m) of the Code; and (iii) which is (or was during the preceding five years) the legal employer of persons providing services to the Company as leased employees within the meaning of Section 414(n) of the Code as in effect for each plan.

       The Company has furnished Acquiror with true and complete copies of: (i) the most recent determination letter, if any, received by the Company from the Internal Revenue Service regarding each qualified plan; (ii) the most recent financial statements and annual report or return, if any, for each plan; (iii) the most recent actuarial valuation reports, if any, for each plan; and (iv) all documents, trust agreements, insurance contracts, service agreements and all related contracts and documents (including any employee summaries and material employee communications) with respect to each plan.

       Schedule 2.14 identifies each employee of the Company who is: (i) absent from active employment due to short or long term disability; (ii) absent from active employment due to a leave pursuant to the Family and Medical Leave Act or a comparable state law; (iii) absent from active employment due to other leave or approved absence; (iv) absent from active employment due to military service (under conditions that give the employee rights to re-employment); or (v) an employee with an employment contract that requires more than 31 days termination notice.

       With respect to continuation rights arising under federal or state law as applied to plans that are group health plans (as defined in Section 601 et. seq. of ERISA), Schedule 2.14 identifies: (i) each employee, former employee or qualifying beneficiary who has elected continuation; and (ii) each employee, former employee or qualifying beneficiary who has not elected continuation coverage but is still within the period in which such election may be made as of February 1, 1997.

       (c) Compliance With Law.  Except as disclosed on Schedule 2.14: (i) all
           -------------------
plans intended to be tax qualified under Section 401(a) or Section 403(a) of the Code are so qualified (subject to amendments to reflect changes where retroactive amendments are allowed, such as Public Law 104-188, the Small Business Job Protection Act of 1996); (ii) all trusts established in connection with plans which are intended to be tax exempt under Section 501(a) or (c) of the Code are so tax exempt; (iii) to the extent required either as a matter of law or to obtain the intended tax treatment and tax benefits, all plans comply in all material respects with the requirements of ERISA and the Code; (iv) all plans have been administered in material compliance with the documents and instruments governing the plans except in cases where changes in the law require compliance with the laws for periods preceding the date plans are required to be amended with retroactive effect; (v) all reports and filings with governmental agencies (including but not limited to the Department of Labor, Internal Revenue Service, Pension Benefit Guaranty Corporation and the Securities and Exchange Commission) required in connection with each plan have been timely made; (vi) all material disclosures and notices required by law or plan provisions to be given to participants and beneficiaries in connection with each plan have been properly and timely made; and (vii) the Company has made a good faith effort to comply with the reporting and taxation requirements for FICA taxes with respect to any deferred compensation arrangements under Section 3121(v) of the Code. For purposes of this Section 2.14(c), any failure to comply with the requirements of ERISA or the Code resulting in a fine or penalty of more than $5,000 shall be deemed to be "material."

       (d) Funding.  Except as disclosed on Schedule 2.14: (i) all
           -------
contributions, premium payments and other payments required to be made in connection with the plans as of the date of this Agreement have been made; (ii) proper accrual has been made on the books of the Company for all contributions, premium payments and other payments due in the current fiscal year but not made as of the date of this Agreement; (iii) no contribution, premium payment or other payment has been made in support of any plan that is in excess of the allowable deduction for federal income tax purposes for the year with respect to which the contribution was made (whether under Section 162, Section 280G, Section 404, Section 419, Section 419A of the Code or otherwise); and (iv) with respect to each plan that is subject to Section 301 et. seq. of ERISA or Section 412 of the Code, such plan has met the minimum funding standard for the 1996 plan year.

       (e) Absence of Certain Claims.  Except as disclosed on Schedule 2.14 or
           -------------------------
as otherwise contemplated by this Agreement: (i) no action, suit, charge, complaint, proceeding, hearing, investigation or claim is pending with regard to any plan other than routine uncontested claims for benefits; (ii) the consummation of the transactions contemplated by this Agreement will not cause any plan to increase benefits payable to any participant or beneficiary; (iii) the consummation of the transactions contemplated by this Agreement will not:
(A) entitle any current or former employee of the Company to severance pay, unemployment compensation or any other payment, benefit or award under the plans, or (B) accelerate or modify the time of payment or vesting, or increase the amount of any benefit, award or compensation due any such employee under the plans; (iv) no plan is currently under examination or audit by the Department of Labor, the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the Securities and Exchange Commission; (v) the Company has no actual or potential liability arising under Title IV of ERISA as a result of any plan that has terminated or is in the process of terminating; (vi) the Company has no actual or potential liability under Section 4201 et. seq. of ERISA for either a complete withdrawal or a partial withdrawal from a multiemployer plan; and (vii) with respect to the plans, the Company has no liability (either directly or as a result of indemnification) for (and the transaction contemplated by this Agreement will not cause any liability for): (A) any excise taxes under Section 4971 through Section 4980B, Section 4999 or Section 5000, or (B) any penalty under Section 502(i), Section 502(l), Part 6 of Title I or any other provision of ERISA, or (C) any excise taxes, penalties, damages or equitable relief as a result of any prohibited transaction, breach of fiduciary duty or other violation under ERISA or any other applicable law.

       (f) Post-Separation Benefits.  Except as disclosed on Schedule 2.14 (i)
           ------------------------
all accruals required under FAS 106 have been properly accrued on the financial statements of the Company and (ii) the Company has no liability for life insurance, death or medical benefits after separation from employment other than: (A) such death benefits under the plans identified on Schedule 2.14, (B) health care continuation benefits described in Section 4980B of the Code, or (C) as may be required under other federal, state or local law.

       Section 2.15.  Rights Agreement.  The Company has taken all action
                      ----------------
(including, if required, redeeming all of the outstanding Rights issued pursuant to the Rights Agreement) so that the entering into of this Agreement and the consummation of the transactions contemplated hereby do not and will not, with or without the passage of time, result in (i) the grant of any rights to any person under the Rights Agreement or enable or require the Company's outstanding rights to be exercised, distributed or triggered, (ii) Acquiror or Merger Sub becoming an "Acquiring Person" (as defined in the Rights Agreement), or (iii) a "Distribution Date" (as defined in the Rights Agreement).

       Section 2.16.  Disclosure.  The representations and warranties of the
                      ----------
Company contained in this Agreement are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

       Section 2.17.  State Takeover Laws.  The Board of Directors of the
                      -------------------
Company and a special committee thereof satisfying the requirements of Section 673(d) of the MBCA has approved the execution of this Agreement and authorized and approved the Merger prior to the execution by the Company of this Agreement in accordance with the Section 673 of the MBCA, so that such Section will not apply to this Agreement contemplated hereby. The Board of Directors of the Company has taken all such action required to be taken by it to provide that this Agreement and the transactions contemplated hereby and thereby shall be exempt from the requirements of any "moratorium," "control share," "fair price" or other anti-takeover laws or regulations of any state (including without limitation Section 671 of the MBCA).

       Section 2.18.  Intellectual Property.  Schedule 2.18 sets forth a true
                      ---------------------
and complete list of each fictitious business name, tradename, registered and unregistered trademark, service mark and related application, patent, patent right and patent application, copyright in published and material unpublished works and all software other than generally available software (such as Excel, WordPerfect and the like) in each case owned, used, filed by, granted to or licensed by the Company or the Subsidiary and which is material to the Company's or the Subsidiary's business (collectively, the "Intellectual Property").
Except as otherwise disclosed on Schedule 2.18: (i) the Company owns or has the exclusive perpetual right to use, without payment to any other party, all Intellectual Property; (ii) no other person has any rights in or to any of the Intellectual Property (including, without limitation, any rights to royalties or other payments with respect to, or rights to market or distribute any of, the Intellectual Property); (iii) the rights of company in and to any of the Intellectual Property will not be limited or otherwise affected by reason of any of the transactions contemplated hereby; (iv) the Intellectual Property is sufficient for the conduct of Company's business as such is presently conducted;
(v) none of the Intellectual Property infringes or is alleged to infringe any trademark, copyright, patent or other proprietary right of any person.

       Section 2.19.  Certain Business Practices.  None of the Company, the
                      --------------------------
Subsidiary or any directors, officers, agent or employees of the Company or the Subsidiary has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

       Section 2.20.  Insurance.  Set forth in Schedule 2.20 is a complete and
                      ---------
correct list of all insurance policies and programs (other than welfare benefit insurance policies and programs disclosed in Schedule 2.14), including self-insurance programs, maintained by the Company and/or the Subsidiary.

       Section 2.21.  Properties; Environmental Matters.
                      ---------------------------------

       (a) The only real property owned by the Company is the Company's district office located at 2438 27th Avenue South, Minneapolis, Minnesota, and the Company has owned no other real property since 1987. Schedule 2.21 sets forth by office location all real property used or occupied by the Company or the Subsidiary that is held under lease or sub-lease by the Company or the Subsidiary (the "Leases"). Except for the properties subject to the Leases and as set forth on Schedule 2.21, the Company and the Subsidiary have good title, free and clear of all liens, mortgages, claims, restrictions, pledges, or other claims or encumbrances to all their material tangible properties and tangible assets reflected on the Latest Balance Sheet or acquired since the date thereof, except for (i) liens for current Taxes not yet due and payable, (ii) assets disposed of since the date of the Latest Balance Sheet in the ordinary course of business, (iii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers and materialmen, (iv) liens in respect of pledges or deposits under workers' compensation laws, and (v) liens and encumbrances which do not affect marketability of title or the use being made of such properties or immaterial title defects which can be corrected or cured at no cost, all of which, individually and in the aggregate, do not have a Material Adverse Effect on the Company. The Leases are in full force and effect, and the Company or the Subsidiary holds a valid existing leasehold interest under each of the Leases on the terms set forth in such Leases. The Company has delivered to Acquiror complete and accurate copies of each of the Leases, and none of the Leases has been modified in any material respect, except to the extent such modifications are disclosed by the copies delivered to Acquiror. All rent and other sums and charges payable by the Company or the Subsidiary under the Leases are current, and no termination event or condition or default of a material nature on the part of the Company or the Subsidiary exists under any such Lease.

       (b) All of the buildings, machinery, equipment and other tangible assets necessary for the conduct of the Company's business as currently being conducted are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. The Company owns, or leases under valid leases, all buildings, machinery, equipment and other tangible assets necessary for the conduct of its business as currently being conducted. All rental equipment and disposable medical care products inventory reflected on the Latest Balance Sheet is in the possession or under the control of the Company or the Subsidiary, except for rental equipment inventory which is (i) currently being rented or held by a customer and therefore is in the possession or control of a customer, or (ii) in transit with a common carrier for delivery to or from a customer.

       (c) The Company and the Subsidiary are and at all times have been in compliance in all material respects with all Environmental Laws and all Permits.

       (d) Neither the Company nor the Subsidiary (i) has received written notice of any person, including but not limited to, a governmental entity, alleging that the Company or any subsidiary is in violation of any Permit or applicable Environmental Law or otherwise may be liable under any Permit or applicable Environmental Law, including but not limited to, liability in connection with a Cleanup, which violation or liability is unresolved, (ii) knows of any event or circumstance that exists which (A) may constitute or result in a violation by the Company or the Subsidiary of, or the failure on the part of the Company or the Subsidiary to comply with such Permits or Environmental Laws, or (B) may give rise to any obligation on the part of the Company or the Subsidiary to undertake, or to bear all or any portion of the cost of any Cleanup which, in the case of clauses (A) or (B), could have a Material Adverse Effect on the Company.

       (e) To the knowledge of the Company, there have been no release, spills or discharges of Regulated Materials on or underneath any location which is owned, leased or otherwise operated by the Company or the Subsidiary ("Properties"), which release, spills or discharges could have a Material Adverse Effect on the Company. There are no pending or, to the knowledge of the Company or the Subsidiary, threatened, claims, liens, encumbrances or other restrictions of any nature, resulting from Environmental Laws, with respect to or affecting any of the Properties.

       (f) For the purposes of this Agreement the following terms shall have the following meanings:

       "Cleanup" means all actions required to: (a) cleanup, remove, treat or remediate Regulated Materials; (ii) prevent the release of Regulated Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the environment; (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care; (iv) respond to any government or private party requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Regulated Materials in the environment; or
(v) any legal or administrative proceeding related to items (1) through (iv) including, but not limited to, actions brought by third parties to recover costs incurred with respect to Cleanup.

       "Environmental Laws" shall mean all federal, state, local laws, statutes, ordinances, codes, rules and regulations related to the protection of the environment, natural resources, or the handling, use, recycle, generation, treatment, storage, transportation or disposal of Regulated Materials.

       "Regulated Materials" shall mean any pollutants, contaminants, toxic, hazardous or extremely hazardous substances, materials, wastes, constituents, compounds, chemicals, natural or man-made elements or forces that are regulated by, or may now or in the future form the basis of liability under, any Environmental Laws.

       Section 2.22.   Vote Required.  The only votes of the holders of any
                       -------------
class or series of Company capital stock necessary to approve the Merger are the affirmative votes of the holders of a majority of the outstanding Shares.

       Section 2.23.   Information in Proxy Statement.   The Proxy Statement (as
                       ------------------------------
defined herein), will, at the date mailed to the Company's shareholders and at the time of the Special Meeting (as defined herein), not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied by Acquiror or Newco.


                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND NEWCO
             ----------------------------------------------------

       Each of Acquiror and Newco represents and warrants to the Company that:

       Section 3.1.  Corporate Organization and Authorization.
                     ----------------------------------------

       (a) Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

       (b) Each of Acquiror and Newco has all requisite corporate power and authority and all governmental authorizations, certificates, licenses, consents and approvals required to carry on its respective business as presently conducted, except where the failure to possess such authorizations, certificates, licenses, consents and approvals (either individually or in the aggregate) would not have a Material Adverse Effect on Acquiror or Newco. Each of Acquiror and Newco is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of the activities conducted by it makes such qualification necessary, except where the failure to so qualify or to maintain such good standing (either in one jurisdiction or in the aggregate) would not have a Material Adverse Effect on Acquiror.

       (c) This Agreement has been duly executed and delivered by each of Acquiror and Newco, and no further corporate authorization on the part of Acquiror or Newco is necessary to consummate the transactions contemplated by this Agreement.

       (d) This Agreement constitutes a valid and binding agreement of each of Acquiror and Newco, enforceable against each of Acquiror and Newco in accordance with its terms, except to the extent enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affect creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or in law).

       (e) The copies of the Articles of Incorporation and Bylaws, and all amendments thereto, of each of Acquiror and Newco delivered to the Company are complete and true copies of such documents as in effect on the date hereof.

       Section 3.2.  Capitalization.  The authorized capital stock of Acquiror
                     --------------
consists of 40,000,000 shares of common stock, $1.00 par value, and 20,000,000 shares of preferred stock, $.50 par value, all of which shares of preferred stock have been designated Series A Preferred Stock. As of January 27, 1997 there were 18,511,394 shares of Common Stock issued and outstanding and 6,300,501 shares of Series A Preferred Stock outstanding. All outstanding shares of capital stock of Acquiror have been duly authorized and validly issued and are fully paid and nonassessable.

       Section 3.3.  Noncontravention.  Subject to the expiration or termination
                     ----------------
of the applicable waiting period required by the HSR Act, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby (i) violates, conflicts with, or constitutes a default under, the Articles of Incorporation or Bylaws, as amended, of Acquiror or Newco, or (ii) assuming all consents, approvals, orders or authorizations contemplated by Section 3.4 have been obtained and all filings described therein have been made, (y) violates or will violate any statute or law or any rule, regulation, order, judgment or decree of any court or governmental authority to which Acquiror or Newco is subject or (z) (with or without notice or lapse of time or both) constitutes a default under any material contract or agreement of any kind to which Acquiror or Newco is a party or by which it is bound which default has or would have a Material Adverse Effect on Acquiror.

       Section 3.4.  Approvals or Consents.  Except for the expiration or
                     ---------------------
termination of the applicable waiting period under the HSR Act, and in connection with the MBCA, the Exchange Act, the Blue Sky laws, the Nasdaq Stock Market, there is no other consent, approval, order or authorization of, or filing with, or any permit from, or any notice to, any federal, governmental, regulatory or administrative authority required to be obtained by Acquiror for the execution of this Agreement by Acquiror and the consummation of the transactions contemplated hereby.

       Section 3.5.  SEC Filings.  Prior to the execution of this Agreement,
                     -----------
Acquiror has delivered or made available to the Company complete and accurate copies of the Acquiror's Annual Reports on Form 10-K for the years ended September 31, 1996, 1995 and 1994, as amended (the "Acquiror 10-K Reports"), as filed under the Exchange Act with the SEC, (ii) all Acquiror proxy statements and annual reports to shareholders used in connection with meetings of Acquiror shareholders held since January 1, 1994 (the "Acquiror Proxy Statements") (such Acquiror 10-K Reports and Acquiror Proxy Statements, together with all subsequent documents filed by Acquiror with the SEC after December 31, 1996 and
prior to the Effective Date (the "Acquiror Public Reports").   As of their
respective dates, the Acquiror Public Reports (x) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (y) complied as to form in all material respects with the applicable laws and rules and regulations of the SEC.

       Section 3.6.  No Material Adverse Changes.  Since the date of most recent
                     ---------------------------
balance sheet contained in Acquiror Public Reports, there has been no material adverse change in, and no event, occurrence or development in the business of Acquiror and its subsidiaries, taken as a whole, that, taken together with other events, occurrences and developments with respect to such business, has had or would reasonably be expected to have a Material Adverse Effect on Acquiror.

       Section 3.7.  Legal Proceedings.  Except as disclosed in the Acquiror 10-
                     -----------------
K Reports, there are no claims, actions, suits, proceedings or investigations pending or, to the Acquiror's knowledge, threatened by or against, Acquiror or any of its subsidiaries (i) seeking to enjoin, prohibit, restrain or otherwise prevent the transactions contemplated hereby or (ii) which, if adversely determined, are reasonably likely to materially impair the ability of Acquiror or Newco to fulfil their respective obligations under this Agreement or materially impede or threaten to impede the consummation of the transactions contemplated hereby. There are no judgments, decrees or orders issued by any court, board or other governmental or administrative agency presently outstanding and unsatisfied against Acquiror or any or its subsidiaries.

       Section 3.8.  Financing.  Acquiror has executed agreements with financial
                     ---------
institutions for any financing required by Acquiror to consummate the Merger, and have delivered true, correct and complete copies of such agreements to the Company. At the Effective Time, Acquiror shall have all funds necessary to consummate the Merger including, but not limited to, paying an aggregate Merger Consideration and Option Consideration to all holders of Shares and Options.

       Section 3.9.  Disclosure.  The representations and warranties of Acquiror
                     ----------
contained in this Agreement are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

       Section 3.10.  Information in Proxy Statement.  None of the information
                      ------------------------------
supplied by Acquiror or Newco specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to shareholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                  ARTICLE IV

                                   COVENANTS
                                   ---------

       Section 4.1.  Conduct of the Company Prior to the Effective Time.
                     --------------------------------------------------

       (a) No Solicitation; Other Offers.
           -----------------------------

           (i) From the date hereof until the termination of this Agreement or the Effective Date, whichever first occurs, the Company will not, and will cause the Subsidiary not to, and will use its best efforts to cause the officers, directors, employees, representatives and agents of the Company and the Subsidiary not to, directly or indirectly, solicit, initiate or encourage any inquiry, proposal, offer or indication of interest from any person that constitutes or would reasonably be expected to lead to any Acquisition Proposal (as hereinafter defined) or enter into discussions or negotiate with any person or entity in furtherance of any such inquiries or to obtain or approve any Acquisition Proposal, or agree to or endorse any Acquisition Proposal, and the Company shall immediately notify Acquiror of all relevant terms of any such inquiries or proposals received by the Company or the Subsidiary or by any such officer, director, employee, representatives, or agents, relating to any of such matters, any material change in the details (including any amendments or proposed amendments) of any such inquiries or proposals, the identity of each of the persons or entities making such inquiries or proposals, and, if such inquiry or proposal is in writing, the Company shall immediately deliver or cause to be delivered to Acquiror a copy of such inquiry or proposal; provided, however, that if, prior to the
                                --------  -------
   Effective Time, the Company shall receive an unsolicited Acquisition Proposal that the Board of Directors of the Company, based upon the advice of its legal counsel, reasonably believes that it has a fiduciary duty to consider, then the Company, without violating this Agreement, may thereafter furnish information to and enter into discussions or negotiations with such third party. Nothing contained in this Section 4.1(a) or any other provision of this Agreement shall prevent the Board of Directors of the Company or the Special Committee, after receiving an opinion of outside counsel to the effect that the Board of Directors is required to do so in order to discharge properly its fiduciary duties, from considering, negotiating, approving and recommending to the shareholders of the Company an unsolicited, bona fide written Acquisition Proposal which the Board of Directors of the Company determines in good faith (after consultation with its financial advisors) (A) would result in a transaction more favorable to the Company's shareholders than the transaction contemplated by this Agreement and (B) is made by a person financially capable of consummating such Acquisition Proposal (any such Acquisition Proposal being referred to herein as a "Superior Proposal"). If the Board of Directors of the Company shall have resolved to accept or accepted a Superior Proposal then upon written notice to Acquiror, the Company may pursuant to Section 8.1(d) terminate this Agreement and the transactions contemplated hereby. For purposes hereof, "Acquisition Proposal" means any proposal for a merger, consolidation or other business combination involving the Company or the acquisition of any equity interest in, or a substantial portion of the assets of the Company or the Subsidiary, other than the transactions contemplated by this Agreement.

           (ii) Upon any termination by the Company of this Agreement permitted by Section 4.1(a)(i), the Company shall pay to Acquiror the sum of $3,000,000 (the "Break-Up Fee"). In such circumstances, the Break-Up Fee shall be deemed to include all costs and expenses of Acquiror.

       (b) Conduct of the Company's Business and Operations.  Except as
           ------------------------------------- ----------
expressly provided in this Agreement or as agreed in writing by Acquiror, from the date hereof to the Effective Date, the Company covenants and agrees that:

           (i) The Company shall, and shall cause the Subsidiary to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall, and shall cause the Subsidiary to, use their reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them. The Company shall, and shall cause the Subsidiary to: (A) maintain insurance coverages and its books, accounts and records in the usual manner consistent with prior practices; (B) comply in all material respects with all laws, ordinances and regulations of governmental entities applicable to the Company and the Subsidiary; (C) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted; and (D) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound, in each case other than where the failure to so maintain, comply or perform, either individually or in the aggregate, would result in a Material Adverse Effect on the Company;

           (ii) The Company shall not and shall not propose to: (A) sell or pledge or agree to sell or pledge any capital stock owned by it in the Subsidiary; (B) amend its Articles of Incorporation or Bylaws; (C) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property; or (D) directly and/or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of the Company's capital stock;

           (iii)  The Company shall not, nor shall it permit the Subsidiary to:
   (A) except as required by this Agreement and pursuant to Option Agreements outstanding on the date hereof or under the ESPP as in effect on the date hereof, issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, any indebtedness or any options, rights or warrants to acquire, or securities convertible into, shares of capital stock;
   (B) acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets other than in the ordinary course of business; (C) incur additional indebtedness or encumber or grant a security interest in any asset or enter into any other material transaction other than in each case in the ordinary course of business (and in the case of incurring additional indebtedness, in any event in an amount not more than $600,000 in excess of the amount reflected on the Latest Balance Sheet) in the aggregate;
   (D) acquire or agree to acquire by merging or consolidating with, or by purchasing a equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase or lease of assets from suppliers or vendors in the ordinary course of business consistent with past practice); or
   (E) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

           (iv) Except as disclosed on Schedule 4.1(b), the Company shall not, nor shall it permit the Subsidiary to (except as required to comply with applicable law): (A) adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee; (B) increase in any manner the compensation or fringe benefit of any director, officer or employee (except for normal increases in the ordinary course of business that are consistent with past practice and that, in the aggregate, do not result in a material increase in such employee's benefits or compensation relative to the level in effect prior to such amendment); (C) pay any benefit not provided under any existing plan or arrangement; (D) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or employee benefit plan (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder) (other than such plans and arrangements which are made in the ordinary course of business consistent with past practice); (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or employee benefit plan other than in the ordinary course of business consistent with past practice; or (F) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing;

           (v) The Company shall not, nor shall it permit the Subsidiary to, enter into or amend any agreements pursuant to which any other party is granted exclusive marketing, distribution or manufacturing rights of any type or scope for any period extending beyond the Effective Time with respect to any products or services of the Company or the Subsidiary;

           (vi) the Company shall not, nor shall it permit the Subsidiary to, release any third party from its obligations under any existing standstill agreement or arrangement relating to any Acquisition Proposal or otherwise under any confidentiality, non-competition or other similar agreement;

           (vii)  the Company shall not, nor shall it permit the Subsidiary to,
   (A) change any of its methods of accounting in effect at December 31, 1995, or (B) make or rescind any express or deemed election relating to Taxes or make any election relating to Taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1995, except, in the case of clause (A) or clause
   (B), as may be required by Law or generally accepted accounting principles, or (C) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy.

       Section 4.2.  Additional Covenants of Acquiror, Newco and the Company.
                     -------------------------------------------------------

       (a) Employee Benefits.  As of the Effective Time, the employees of the
           -----------------
Company and the Subsidiary (the "Company Employees") shall continue employment with the Surviving Corporation and its subsidiaries, respectively, in the same positions and at the same level of wages and/or salary and without having incurred a termination of employment or separation from service; provided, however, except as may be specifically required by applicable law or any contract, the Surviving Corporation and its subsidiaries shall not be obligated to continue any employment relationship with any Company Employee for any period of time. Acquiror, Newco and the Company agree that Company Employees will be entitled to the policies and programs set forth on Schedule 4.2, to the extent provided therein, and that Company Employees whose employment is terminated on or after the Effective Date or within 12 months thereafter will receive severance payments to the extent provided pursuant to policy attached hereto as
Schedule 4.2. Acquiror agrees that Company Employees who remain employed by the Surviving Corporation following the Merger shall be eligible to participate in all plans, programs or policies then afforded to similarly situated employees of
Acquiror and its affiliated companies.   To the extent any employee benefit
plan, program or policy of Acquiror or its affiliates is made available to the employees of the Surviving Corporation or its subsidiaries: (i) service with the Company and the Subsidiary by any Company Employee prior to the Effective Time shall be credited in determining such employee's eligibility, vesting and benefit levels (but not for accrual of benefits), and (ii) with respect to any welfare benefit plans to which such employees may become eligible, Acquiror shall cause such plans to provide credit for any co-payments or deductibles by such employees and waive all pre-existing condition exclusions and waiting periods, other than limitations or waiting periods that have not been satisfied under any welfare plans maintained by the Company and the Subsidiary for Company Employees prior to the Effective Time.

       (b) Confidentiality.  Prior to the Effective Time and after any
           ---------------
termination of this Agreement, each party will hold, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the other party furnished in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been
(i) previously known on a nonconfidential basis by such party (ii) in the public domain through no fault of such party or (iii) later lawfully acquired by such party from sources other than the other party; provided that such party may
                                               --------
disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement and, in the case of Acquiror, to its lenders in connection with obtaining the financing for the transactions contemplated by this Agreement so long as such persons are informed by such party of the confidential nature of such information and are directed by such party to treat such information confidentially. Each party's obligation to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, each party will, and will cause its subsidiaries, to use its best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the other party, upon request, all documents and other materials, and all copies thereof, obtained by such party or on its behalf from the other party in connection with this Agreement that are subject to such confidence.

       (c) Indemnification; Directors' and Officers' Insurance.  Newco will
           ---------------------------------------------------
(i) until the later of the six year anniversary date of the Effective Date or the respective termination or expiration date of any existing Company or Subsidiary indemnification agreement or arrangement, cause its Articles of Incorporation and Bylaws to continue to provide indemnification provisions for the benefit of those individuals who have served as directors or officers of the Company or the Subsidiary at any time prior to the Effective Date which are comparable to such provisions as are currently contained in the Company's or the Subsidiary's, as applicable, Articles of Incorporation and Bylaws and
(ii) subject to the occurrence of the Effective Date, Acquiror hereby guarantees unconditionally full payment and performance of the indemnification obligations set forth in (i) above. In the event the Surviving Corporation or any of its successors or assigns (A) consolidates with or merges into any other person and the Surviving Corporation shall not be the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 4.2(c). Acquiror shall, or shall cause the Surviving Corporation to, obtain and maintain in effect for not less than six years after the Effective Date, the current directors' and officers' liability insurance policies maintained by the Company (provided that Acquiror or the Surviving Corporation may substitute therefore a policy or policies of at least the same coverage containing similar terms and conditions so long as no lapse in coverage occurs as a result of such substitution) with respect to all matters, including the transactions contemplated hereby, occurring prior to, and including the Effective Date; provided that in no event shall Acquiror or the Surviving Company be required to expend more than 250% of the current annual premiums paid by the Company for such coverage (the "Maximum Premium"); and provided, further, that if Acquiror or the Surviving Corporation is unable to obtain the amount of insurance required by this Section 4.2(c) for such aggregate premium, Acquiror of the Surviving Corporation shall obtain as much insurance as can be obtained for an
annual premium not in excess of the Maximum Premium.   Acquiror will, promptly
after the Effective Time, confirm to each such officer and director in writing that it has undertaken to perform such obligations.

       (d) Conduct of Business Pending the Merger.  Prior to the Effective Date,
           --------------------------------------
unless otherwise contemplated or permitted by this Agreement: (a) each of the Company and Acquiror shall not, and shall cause its subsidiaries not to take, or agree in writing or otherwise to take, any actions that would (i) make any representation or warranty of the Company or Acquiror, respectively, or its subsidiaries contained in this Agreement untrue or incorrect so as to cause the conditions set forth in Articles V and VI hereof not to be fulfilled as of the Effective Date or (ii) result in any of the other conditions of this Agreement not being satisfied as of the Effective Date. The Company's sole remedy (except as otherwise expressly provided in this Merger Agreement) for any breach of this
Section 4.2(d) shall be injunctive relief.

       (e) Access to Information.  The Company will (and will cause each of its
           ---------------------
respective representatives to) afford to Acquiror (or representatives of Acquiror, including without limitation directors, officers and employees of the Acquiror and their affiliates and counsel, accountants and other professionals retained by Acquiror) such access throughout the period prior to the earlier of the termination of this Agreement or the Effective Time to books, records (including without limitation tax returns and work papers of independent auditors), agreements, properties (including for the purpose of making any reasonable environmental investigation), personnel, suppliers and franchisees as Acquiror reasonably requests from the Company.

       (f) HSR Act.  The Company and Acquiror shall use their best efforts to
           -------
file as soon as reasonably practicable notifications under the HSR Act in connection with the Merger and the transactions contemplated hereby and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each, a "Governmental Entity"), in connection with antitrust matters. The Company and Acquiror shall take such actions as are necessary to overcome any objections which may be raised by the FTC or Antitrust Division.

       (g) Best Efforts.  Acquiror and the Company will each use its best
           ------------
efforts to perform its obligations under this Agreement, to satisfy the conditions set forth in Articles V and VI, and to consummate the Merger on the terms and conditions set forth in this Agreement.

       (h) Certain Filings.  The Company and Acquiror shall use their best
           ---------------
efforts to cooperate with one another in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and in seeking to timely obtain any such actions, consents, approvals or waivers, or making any such filings or furnishing information required in connection therewith.

       (i) Public Announcements.   The initial press release relating to this
           --------------------
Agreement shall be a joint press release and thereafter Acquiror and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, will not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law, any securities exchange or the National Association of Securities Dealers, Inc. if it has used all reasonable efforts to consult with the other party.

       (j) Special Meeting. The Company shall take all action necessary, in
           ---------------
accordance with applicable law and its Articles of Incorporation and Bylaws, to convene a special meeting of the holders of the Shares ("Special Meeting") as promptly as practicable for the purpose of considering and taking action upon this Agreement, unless the Board of Directors of the Company shall have accepted a Superior Proposal and determined pursuant to Section 4.1(a), in the exercise of its fiduciary duties, not to recommend that holders of the Shares approve the Merger and this Agreement and shall have paid to Acquiror the Break-Up Fee. The Board of Directors of the Company and the Special Committee will, subject to its fiduciary obligations, recommend that holders of the Shares vote in favor of and approve the Merger and this Agreement at the Special Meeting.

       (k) Proxy Statement.
           ---------------

       (i) As soon as practicable after the date hereof, the Company shall prepare and file with the SEC a proxy statement and a form of proxy, in connection with the vote of the Company's shareholders to be held at the Special Meeting with respect to this Agreement (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's shareholders, being the "Proxy Statement") and shall use its best efforts to respond promptly to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after responding to all such comments to the satisfaction of the staff of the SEC. Acquiror and Newco shall furnish such information concerning Acquiror and Newco as is necessary to cause the Proxy Statement, insofar as it relates to Acquiror and Newco, to be prepared in accordance with the Rules and Regulations of the SEC. The Company shall notify Acquiror promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Acquiror with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. Prior to filing the Proxy Statement with the SEC, the Company shall provide reasonable opportunity for Acquiror to review and comment upon the contents of the Proxy Statement and shall not include therein or omit therefrom any information to which counsel to Acquiror shall reasonably object. The Proxy Statement shall include the recommendation of the Company's Board of Directors in favor of the Merger.

       (ii) If at any time prior to the Special Meeting any event or circumstances relating to the Company, Acquiror or Newco or any of their respective affiliates, or their respective officers or directors, should be discovered by the Company, Acquiror or Newco that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly inform Acquiror and Newco, and Acquiror and Newco shall promptly inform the Company, as the case may be, and the Company shall prepare, file with the SEC, and mail such amendment or supplement to the shareholders of the Company in accordance with the procedures (including the procedures relating to review and comment by Acquiror) set forth in Section 4.2(l)(i).

       (l) Completion of Audit and SEC Filings.  Prior to the Effective Date,
           -----------------------------------
the Company agrees that it shall complete an audit of the Interim Financial Statements and that it will continue to make all filings required by the SEC under the Exchange Act.

                                   ARTICLE V

                     CONDITIONS TO ACQUIROR'S OBLIGATIONS
                     ------------------------------------

       All obligations of Acquiror under this Agreement are subject to the fulfillment or waiver, prior to or at the Effective Time, of each of the following conditions:

       Section 5.1.  Representations and Warranties.  Each of the
                     ------------------------------
representations and warranties made by the Company in this Agreement shall be true and correct in all material respects on the date of this Agreement and as of the Effective Time; provided that, any such representation or warranty which is qualified by materiality shall then be true and correct in all respects.

       Section 5.2.  Performance.  The Company shall have performed and complied
                     -----------
in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time.

       Section 5.3.  Officer's Certificate.  The Company shall have delivered to
                     ---------------------
Acquiror a certificate of a duly authorized officer of the Company in such person's capacity as an officer and without personal liability, dated the Effective Date, certifying as to the fulfillment of the conditions specified in Sections 5.1 and 5.2 hereof.

       Section 5.4.  Shareholder Approvals.  This Agreement and the Merger shall
                     ---------------------
have received the necessary shareholder approval of the Company's shareholders.

       Section 5.5.  HSR Waiting Period.  The applicable waiting period under
                     ------------------
the HSR Act, if any, shall have expired or terminated.

       Section 5.6.  No Injunction.  No preliminary or permanent injunction or
                     -------------
other order by any federal or state court in the United States which prevents the consummation of the Merger shall have been issued and remain in effect (the Company and Acquiror agreeing to use their reasonable best efforts to have any such injunction lifted).

       Section 5.7.  Rights Agreement.  The Rights shall not have become
                     ----------------
nonredeemable, exercisable, distributed or triggered pursuant to the terms of the Rights Agreement.


                                  ARTICLE VI

                    CONDITIONS TO THE COMPANY'S OBLIGATIONS
                    ---------------------------------------

       All obligations of the Company under this Agreement are subject to the fulfillment or waiver, prior to or at the Effective Time, of each of the following conditions:

       Section 6.1.  Representations and Warranties.  Each of the
                     ------------------------------
representations and warranties made by Acquiror in this Agreement shall have been true and correct in all material respects on the date of this Agreement and as of the Effective Time; provided that, any such representation or warranty which is qualified by materiality shall then be true and correct in all respects.

       Section 6.2.  Performance.  Acquiror shall have performed and complied in
                     -----------
all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time.

       Section 6.3.  Officer's Certificate.  Acquiror shall have delivered to
                     ---------------------
the Company a certificate of a duly authorized officer in such person's capacity as an officer and without personal liability, dated the Effective Date, certifying as to the fulfillment of the conditions specified in Sections 6.1 and
6.2 hereof.

       Section 6.4.  Shareholder Approvals.  This Agreement and the Merger shall
                     ---------------------
have received the necessary approval of the Company's shareholders.

       Section 6.5.  HSR Waiting Period.  The applicable waiting period under
                     ------------------
the HSR Act shall have expired or been otherwise terminated.

       Section 6.6.  No Injunction.  No preliminary or permanent injunction or
                     -------------
other order by any federal or state court in the United States which prevents the consummation of the Merger shall have been issued and remain in effect (the Company and Acquiror agreeing to use their reasonable best efforts to have any such injunction lifted).

                                  ARTICLE VII

                          SURVIVAL OF REPRESENTATIONS
                          ---------------------------

       Section 7.1.  No Survival of Representations.  The representations,
                     ------------------------------
warranties, covenants and agreements made by the Company, Acquiror and Newco in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate on, and shall have no further force or effect after, the Effective Time, except for those covenants and agreements contained herein or therein which by their terms apply in whole or in part after the Effective Time. In the event of a breach of any of such representations, warranties, covenants or agreements, the party to whom such representations, warranties, covenants or agreements have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement, regardless of any disclosure to, or investigation made by or on behalf of, such party on or before the Effective Date.

       Section 7.2.  Exclusive Remedy.
                     ----------------

        (a) Acquiror and Newco hereby waive, from and after the Effective Date to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it or any of its affiliates may have against the Company or the Subsidiary relating to the subject matter of this Agreement arising under or based upon any federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise.

       (b) Acquiror further acknowledges and agrees that (i) other than the representations and warranties of the Company and the Subsidiary specifically contained in this Agreement, there are no representations or warranties of the Company or the Subsidiary either expressed or implied with respect to the Company, the Subsidiary or their respective assets, liabilities and businesses, and (ii) other than as incorporated or repeated in the representations and warranties of the Company made in this Agreement, it shall have no claim or right to indemnification with respect to any information (whether written or oral), documents or material furnished by the Company, the Subsidiary or any of their respective officers, directors, employees, agents or advisors to Acquiror, including any information, documents or material made available to Acquiror in certain "data rooms," management presentations or any other form in expectation of the transactions contemplated by this Agreement.

                                 ARTICLE VIII
                           TERMINATION OF AGREEMENT
                           ------------------------

       Section 8.1.  Termination of Agreement Prior to the Effective Time.
                     ----------------------------------------------------
This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time, notwithstanding approval thereof by the shareholders of the Company, but prior to the Effective Time:

       (a) By mutual written consent of each of the Boards of Directors of Acquiror and the Company;

       (b) By either the Acquiror or the Company, if any of the conditions to such party's obligation to consummate the transactions contemplated in this Agreement shall have become impossible to satisfy;

       (c) By either the Acquiror or the Company, if the Merger has not been consummated on or before August 30, 1997 (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement in breach of such party's obligations under this Agreement);

       (d) By the Company pursuant to Section 4.1(a) or 4.2(j) hereof, upon payment of the Break-Up Fee; or

       (e) By the Acquiror, if the Board of Directors of the Company or the Special Committee (i) withdraws, modifies or changes its recommendation regarding the approval of this Agreement, or the Merger in a manner adverse to the Acquiror; (ii) shall have recommended to the shareholders of the Company any Acquisition Proposal; (iii) shall have taken any action under the Rights Agreement to exclude any person or entity (other than Acquiror, Newco or any affiliate of Acquiror or Newco) from the definition of "Acquiring Person" (as defined in the Rights Agreement) or to redeem the Rights; (iv) shall have taken any action under Section 673 of the MBCA to approve any "business combination" (as defined in the MBCA) with an "interested shareholder" (as defined in the MBCA) (other than Acquiror, Newco or any affiliate of Acquiror or Newco) prior to such shareholder's "share acquisition date" (as defined in the MBCA) or the acquisition of Shares by such shareholder; (v) shall have taken any action to provide that an Acquisition Proposal shall be exempt from the provisions of Section 671 of the MBCA; or (vi) shall have resolved to do any of the foregoing.

       Any party desiring to terminate this Agreement shall give written notice of such termination and the reasons therefor to the other parties.

       Section 8.2.  Effect of Termination.  In the event this Agreement is
                     ---------------------
terminated pursuant to Section 8.1 above, this Agreement shall become void and of no effect and no party hereto will have any liability to the other for costs, expenses, loss of anticipated profits or otherwise, except that (i) the agreements contained in this Section 8.2 and Sections 4.1(a)(ii), 4.2(b) and 9.2 shall survive the termination hereof, and (ii) nothing herein shall relieve any party from its obligations with respect to any breach of this Agreement occurring prior to a termination. The right of any party hereto to terminate this Agreement pursuant to Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, employees, accountants, consultants, legal counsel, agents or other representatives, whether prior to or after the execution of this Agreement.

                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

       Section 9.1.  Waiver of Compliance.  Except for any regulatory approval
                     --------------------
required hereunder, any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the other party hereto, but such waiver will not operate as a waiver of, or estopped with respect to, any subsequent or other failure.

       Section 9.2.  Expenses.  Each party will bear its respective expenses,
                     --------
fees and costs incurred or arising in connection with the negotiation and preparation of this Agreement and any documents related hereto, and the parties will have no liability between or among themselves for such expenses, fees or costs. Notwithstanding the foregoing, if (i) this Agreement is terminated because of a failure to receive the requisite shareholder approval of the Merger and, prior to the Special Meeting, the Company shall have entered into discussions or negotiations with, any person or entity with respect to an Acquisition Proposal involving the Company or the Subsidiary and the Board of Directors of the Company shall not have reaffirmed its recommendation to the shareholders of the Company with respect to the transactions contemplated by this Agreement by the time of the Special Meeting; (ii) Acquiror terminates this Agreement pursuant to Section 8.1(e) or (iii) (A) Company or Acquiror terminates this Agreement pursuant to Section 8.1(b) or 8.1(c) at a time that a Company Breach exists, and (B) within 12 months after such termination, a merger, consolidation or other business combination involving the Company or an acquisition of 50% or more of an equity interest in the Company is consummated with any other person or entity, then in any such case the Company shall promptly pay to Acquiror the Break-up Fee. As used herein, a "Company Breach" means a willful breach by the Company of any representation, warranty, covenant or agreement set forth herein, such that the conditions set forth in Sections
5.1 or 5.2 would not be satisfied.

       Section 9.3.  Assignability; Parties in Interest.  Neither this Agreement
                     ----------------------------------
nor any of the rights or obligations hereunder may be assigned by either of the parties hereto without the prior written consent of the other party. All the terms and provisions of this Agreement will be binding upon, inure to the benefit of and be enforceable by, the respective successors and permitted assigns of the parties hereto. Notwithstanding the foregoing, Section 4.2(c) of this Agreement shall inure to the benefit of the persons identified therein.

       Section 9.4.  Specific Performance.  The parties hereto agree that if for
                     --------------------
any reason any party hereto shall have failed to perform its obligations under this Agreement, then any other party hereto seeking to enforce this Agreement against such nonperforming party shall, in addition to all other remedies available to it, be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

       Section 9.5.  Agreement; Amendments.
                     ---------------------

       (a) This Agreement, including the exhibits, schedules, and other documents delivered pursuant hereto, contains the entire understanding of the parties. This Agreement may be amended only by a written instrument duly signed by the parties hereto or their respective successors or assigns.

       (b) No discussions regarding or exchange of drafts or comments in connection with the transactions contemplated herein shall constitute an agreement among the parties hereto. Any agreement among the parties shall exist only when the parties have fully executed and delivered this Agreement.

       Section 9.6.  Headings.  The Article and Section headings contained in
                     --------
this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of any provision of this Agreement.

       Section 9.7.  Severability.  The invalidity of any term or terms of this
                     ------------
Agreement will not affect any other term of this Agreement, which will remain in full force and effect.

       Section 9.8.  Notices.  All notices, requests and other communications to
                     -------
any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

if to the Company, to:  1250 Northland Plaza
                        3800 West 80th Street
                        Bloomington, Minnesota 55431-4442
                        Attention: Thomas A. Minner
                                    Chief Executive Officer
                        Telephone #:  (612) 893-3200
                        Facsimile #:

with a copy to:         Dorsey & Whitney LLP
                        Pillsbury Center South
                        220 South Sixth Street
                        Minneapolis, Minnesota 55402
                        Attention: Elizabeth C. Hinck, Esq.
                        Telephone #:  (612) 340-8877
                        Facsimile #:  (612) 340-8738

if to Acquiror, to:     MEDIQ Incorporated
                        One MEDIQ Plaza
                        Pennsauken, New Jersey 08110
                        Attention:  Thomas E. Carroll
                                     President and Chief Executive Officer
                        Telephone #:  (609) 662-3200
                        Facsimile #:  (609) 661-0958

with a copy to:         Drinker Biddle & Reath
                        1345 Chestnut Street
                        Philadelphia, Pennsylvania 19107
                        Attention:  F. Douglas Raymond, III
                        Telephone #:  (215) 988-2700
                        Facsimile #:  (215) 988-2757

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate answerback is received or (ii) if given by any other means, when delivered at the address specified in this Section.

       Section 9.9.  Law Governing.  This Agreement shall be governed by,
                     -------------
construed and enforced in accordance with the laws of the State of Minnesota, without regard to its conflict of laws rules.

       Section 9.10.  Counterparts.  This Agreement may be executed
                      ------------
simultaneously in several counterparts, each of which shall be deemed an original, but all counterparts so executed will constitute one and the same agreement.

       Section 9.11.  Announcements.  No party will make any announcement or
                      -------------
press release respecting the subject matter of this Agreement without the prior written consent of the other party, except that either party may make such announcement or other disclosure if required by any law or governmental regulation.

       Section 9.12.  Representations.  No representation or warranty in this
                      ---------------
Agreement shall be deemed to be violated by a party hereto if the information therein required to be disclosed shall be furnished by such party in response to any other representation or warranty in this Agreement.

       IN WITNESS WHEREOF, this Agreement has been duly executed on behalf of each of the parties hereto as of the day and year first above written.


                              MEDIQ INCORPORATED



                              By: /s/Thomas E. Carroll
                                  ----------------------------------------------
                                  Thomas E. Carroll, President



                              PRN MERGER CORPORATION



                              By: /s/Thomas E. Carroll
                                  ----------------------------------------------
                                  Thomas E. Carroll, President



                              UNIVERSAL HOSPITAL SERVICES, INC.



                              By: /s/Thomas A. Minner
                                  ----------------------------------------------
                                  Thomas A. Minner, Chief Executive
                                       Officer